                     -------------------------------------

                         TRIANGLE PHARMACEUTICALS, INC.

                          STOCKHOLDER RIGHTS AGREEMENT

                                   dated as of

                                  June 2, 1999

                     -------------------------------------

                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SECTION 1 REGISTRATION RIGHTS............................................................1
                  1.1      Registration Request..........................................1
                  1.2      Company Registration..........................................2
                  1.3      Underwriting..................................................2
                  1.4      Allocation of Registration Opportunities......................2
                  1.5      Registration Expenses.........................................3
                  1.6      Company Obligations...........................................3
                  1.7      Prospectus Supplements........................................3
                  1.8      Rule 144......................................................4
                  1.9      Selling Procedures............................................4
                  1.10     Purchaser Information.........................................4
                  1.11     Termination of Registration Rights............................4
                  1.12     Registration Rights Date......................................5

SECTION 2 INDEMNIFICATION AND CONTRIBUTION...............................................5
                  2.1      Indemnification by the Company................................5
                  2.2      Indemnification by Purchaser..................................6
                  2.3      Indemnification Procedures....................................6
                  2.4      Contribution..................................................6
                  2.5      Continuing Obligations........................................7

SECTION 3 RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES ACT......7
                  3.1      Restrictions on Transferability...............................7
                  3.2      Compliance with Securities Act................................7
                  3.3      Right of First Refusal........................................8
                  3.4      Market Stand-Off Agreement....................................9

SECTION 4 ADDITIONAL PURCHASE RIGHT......................................................9
                  4.1      Purchase Right................................................9
                  4.2      Definitions..................................................10

SECTION 5 COVENANTS OF PURCHASER........................................................11
                  5.1      Transfer Restriction.........................................11
                  5.2      Standstill Provisions........................................11
                  5.3      Tolling; Termination Upon Certain Events.....................12
                  5.4      Definitions..................................................13

SECTION 6 NOMINATION FOR ELECTION TO COMPANY BOARD OF DIRECTORS.........................14
                  6.1      Initial Board Designee.......................................15
                  6.2      Continuing Rights............................................15

SECTION 7 NO RESTRICTIONS...............................................................16
                  7.1      Rights Agreement.............................................16

                                       i

                                TABLE OF CONTENTS (continued)


SECTION 8 MISCELLANEOUS.................................................................18
                  8.1      Waivers and Amendments.......................................18
                  8.2      Governing Law................................................18
                  8.3      Dispute Resolution...........................................18
                  8.4      Successors and Assigns.......................................18
                  8.5      Entire Agreement.............................................18
                  8.6      Notices, etc.................................................18
                  8.7      Severability of this Agreement...............................20
                  8.8      Counterparts.................................................20
                  8.9      Expenses.....................................................20
                  8.10     No Third Party Rights........................................20
                  8.11     SEC Rule Changes.............................................20
                  8.12     Attorneys' Fees..............................................20
                  8.13     Termination..................................................20

Exhibit A - Form of Registration Statement Questionnaire
Exhibit B - Form of Purchaser's Certificate of Subsequent Sale

                         TRIANGLE PHARMACEUTICALS, INC.

                          STOCKHOLDER RIGHTS AGREEMENT

                  This Stockholder Rights Agreement (the "Agreement") is made as of June 2, 1999, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with its principal offices at 4 University Place, 4611 University Drive, Durham, North Carolina 27707 and Abbott Laboratories, an Illinois corporation ("Purchaser"), with its principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064, and shall be effective subject to and commencing as of the Closing Date (as such term is defined in the Stock Purchase Agreement (as hereinafter defined)) (the "Effective Date").

                                    RECITALS

                  WHEREAS, the Company and Purchaser are parties to a certain Common Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which the Company has agreed to issue and sell, and Purchaser has agreed to purchase, up to 6,571,428 shares of Common Stock of the Company; and

                  WHEREAS, in order to induce the Company to enter into the Stock Purchase Agreement and to induce Purchaser to purchase shares of the Company's Common Stock pursuant to the Stock Purchase Agreement, the Company and Purchaser are entering into this Agreement to provide Purchaser with certain rights to cause the Company to register shares of Common Stock issued to Purchaser pursuant to the Stock Purchase Agreement, and certain other matters as set forth herein.

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                   SECTION 1

                               REGISTRATION RIGHTS

                  1.1 REGISTRATION REQUEST. At any time from and after the Registration Rights Date (as defined in Section 1.12 hereof) Purchaser may request the Company to file a registration statement registering the resale of the Shares (as defined in the Stock Purchase Agreement). Within forty five
(45) days following such request, the Company shall prepare and file a registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") to register the resale of the Shares by Purchaser (the "Registration Statement"). Purchaser shall deliver to the Company an executed copy of the Registration Statement Questionnaire in the form attached hereto as Exhibit A at the time the request for registration is made. Notwithstanding the foregoing, the Company shall not be obligated to effect any registrations under this Section 1 unless (i) Purchaser proposes to sell a minimum aggregate of ten million dollars ($10,000,000) of Company securities or 600,000 Shares, whichever is less, pursuant to such registration and (ii) Company has not been obligated to effect any more than one (1) registration in any consecutive twelve (12) month period. Further, the Company shall not be obligated to effect any further registrations under this Section

1 after it has effected a total of three (3) registrations under this Section 1 for which Registration Statements have been declared effective.

                  1.2 COMPANY REGISTRATION. If at any time following the Registration Rights Date, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or similar successor form), or (ii) a registration on Form S-4 (or similar successor form) relating solely to a transaction subject to Rule 145 under the Securities Act, the Company will (a) promptly give Purchaser written notice thereof, and (b) subject to the terms of Sections 1.3 and 1.4 hereof, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities (as hereinafter defined) specified in a written request to the Company made within 15 business days after receipt of such written notice by Purchaser. "Registrable Securities" include such portion of the Shares which have not previously been registered or otherwise sold to the public.

                  1.3 UNDERWRITING. Notwithstanding the foregoing, if the registration of which the Company gives notice pursuant to Section 1.2 hereof is for a registered offering involving an underwriting, the right to registration pursuant to this Section 1 shall be conditioned upon such Purchaser's participation in such underwriting and the inclusion of Purchaser's Registrable Securities in the underwriting to the extent provided herein. Purchaser shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  Notwithstanding any other provision of this Section 1, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.4 hereof. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  1.4 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of Purchaser or other selling stockholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares which may be so included, the number of shares of Registrable Securities and Other Shares may be allocated among Purchaser and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by Purchaser and other selling stockholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if Purchaser or any other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among Purchaser, if applicable, and those other requesting selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by Purchaser and such other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares that may be included in the registration on behalf of Purchaser and other selling stockholders have been so allocated.

                  1.5 REGISTRATION EXPENSES. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any attest services incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and all fees and disbursements of counsel for Purchaser.

                  1.6 COMPANY OBLIGATIONS. In the case of the registration effected by the Company pursuant to this Section 1, the Company will use reasonable efforts to: (i) keep such registration effective until the earliest of (A) such date as all of the Shares have been resold or (B) if the Company is not then eligible to effect such registration on Form S-3, one hundred twenty (120) days after the effective date of the Registration Statement or (C) termination of registration rights pursuant to Section 1.11 hereof; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request; (iv) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (vi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use reasonable efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                  1.7 PROSPECTUS SUPPLEMENTS. The Company shall furnish to Purchaser upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Shares held by Purchaser.

                  1.8 RULE 144. With a view to making available to Purchaser the benefits of Rule 144 (or its successor rule) promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit Purchaser to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Shares may be resold pursuant to Rule 144(k) or (B) such date as all of the Shares shall have been resold; (ii) use reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) furnish to Purchaser upon request, as long as Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual report on form 10-K or quarterly report of the Company on form 10-Q, and (C) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

                  1.9 SELLING PROCEDURES. In the event Purchaser intends to sell the Shares pursuant to the Registration Statement, Purchaser shall give the Company three (3) business days' notice of its intent to sell in reliance on such Registration Statement (the "Notice of Sale"). The Company may refuse to permit Purchaser to resell any Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing within three (3) business days following the Notice of Sale to Purchaser to the effect that amendment of such Registration Statement is necessary because a sale pursuant to the Registration Statement in its then-current form could constitute a violation of the federal securities laws. In such an event, the Company shall use reasonable efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws, and shall notify Purchaser promptly after it has determined that such sale has become permissible under the federal securities laws. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to refuse to permit the resale of any Shares pursuant to the Registration Statement more than three (3) times in any twelve (12) month period, and each such period during which sales in reliance upon the Registration Statement may be prohibited shall not exceed sixty (60) days. Purchaser hereby covenants and agrees that it will not sell any Shares pursuant to the Registration Statement during the periods sales in reliance upon the Registration Statement are prohibited as set forth in this
Section 1.9.

                  1.10 PURCHASER INFORMATION. Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Purchaser or its "Plan of Distribution."

                  1.11 TERMINATION OF REGISTRATION RIGHTS. Purchaser shall not be entitled to exercise any right provided for in, nor shall the Company have any continuing obligation under, this Section 1 after the earlier of (a) such time as Purchaser can sell all of the Shares within a given three-month period without compliance with the registration requirements of the Securities

Act pursuant to Rule 144 and (b) the date when the aggregate number of shares of Common Stock of the Company held by Purchaser is less than 7.0% of the total number of outstanding shares of the Common Stock of the Company (assuming the full conversion and exercise of all convertible and exercisable securities of the Company) (the "Minimum Purchaser Interest"), at which time Purchaser's registration rights herein shall terminate and shall be of no further force and effect regardless of any subsequent increases in Purchaser's stock ownership interest in the Company. For purposes of determining whether Purchaser owns the Minimum Purchaser Interest if (i) Purchaser timely delivers to the Company a Purchase Election pursuant to which Purchaser elects to purchase Offered Qualifying Securities and (ii) the Purchase Right Settlement Date takes place after the Qualifying Closing for any particular Qualifying Securities, then for the period commencing with the Qualifying Closing and ending on the Purchase Right Settlement Date, the calculation of the Minimum Purchaser Interest shall exclude the particular Qualifying Securities purchased at such Qualifying Closing.

                  1.12 REGISTRATION RIGHTS DATE. For purposes of this Agreement, the Registration Rights Date shall be: (i) June 30, 2003, if the Company has received approval from the U.S. Food and Drug Administration or any successor entity thereto of a minimum of two Products (as hereinafter defined) for the human clinical treatment of HIV (the "Minimum Product Approvals") by January 1, 2002 or (ii) June 30, 2002 if Minimum Product Approvals have not been obtained by January 1, 2002. "Products" shall have the meaning set forth in that certain Collaboration Agreement between the parties hereto, dated as of the date hereof (the "Collaboration Agreement").

                                   SECTION 2

                        INDEMNIFICATION AND CONTRIBUTION

                  2.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Purchaser, each of Purchaser's directors, officers and U.S. wholly-owned subsidiaries, and each person, if any, who controls Purchaser within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in a Registration Statement delivered or circulated by Purchaser in connection with a sale of Company securities by Purchaser, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse Purchaser and such persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of Purchaser to comply with the covenants and agreements contained in Section 3.2 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

                  2.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless the Company, each of the Company's Affiliates (as defined below), directors and officers, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon
(i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of Purchaser to comply with the covenants and agreements contained in Section 3.2 hereof, or (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser, and Purchaser will, as incurred, reimburse the Company and such persons for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Purchaser shall not be liable for any amount in excess of the amount by which the net amount received by Purchaser from the sale of the Shares to which such loss relates minus the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  2.3 INDEMNIFICATION PROCEDURES. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                  2.4 CONTRIBUTION. If the indemnification provided for in this Section 2 is unavailable to or insufficient to hold harmless an indemnified party under Section 2.1 or 2.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 2.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  2.5 CONTINUING OBLIGATIONS. The obligations of the Company and Purchaser under this Section 2 shall survive the completion of the offering of the Shares pursuant to the Registration Statement and shall be in addition to any liability which the Company and Purchaser may otherwise have.

                                   SECTION 3

                   RESTRICTIONS ON TRANSFERABILITY OF SHARES:
                         COMPLIANCE WITH SECURITIES ACT

                  3.1 RESTRICTIONS ON TRANSFERABILITY. "Restricted Securities" (as hereinafter defined) shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement or the Stock Purchase Agreement, including without limitation Sections 3.3 and 5 hereof. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to Restricted Securities in order to enforce the foregoing restrictions.

                  3.2 COMPLIANCE WITH SECURITIES ACT. Purchaser hereby covenants with the Company not to make any sale of Restricted Securities except (A) in accordance with the terms of this Agreement, including without limitation Sections 3.3 and 5 hereof and (B) either (i) in accordance with a registration statement covering the resale of the applicable Restricted Securities, as the case may be, that has been declared effective by the SEC, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144, or (iii) subject to this Section 3.2, in connection with a private placement by Purchaser made in compliance with all applicable rules and regulations of the SEC in effect at such time. Purchaser further acknowledges and agrees that such Restricted Securities are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Restricted Securities is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, Purchaser in the form attached hereto as Exhibit B.

                  3.3   RIGHT OF FIRST REFUSAL.

                  Except as otherwise expressly provided in this Section 3.3, in the event Purchaser desires to transfer any or all of its Restricted Securities, Purchaser must deliver a notice in writing by certified mail ("Notice") to the Company stating (A) its bona fide intention to sell or transfer such securities, (B) the number of such Restricted Securities to be sold or transferred, (C) the price, if any, for which Purchaser proposes to sell or transfer such Restricted Securities, and (D) the name of the proposed purchaser or transferee. In the event the proposed transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company's Board of Directors in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of Restricted Securities to be transferred, shall be deemed the price per security set forth in the Notice.

                  The Company shall then have an exclusive, irrevocable option (the "Company Option"), at any time within thirty (30) days of receipt of the Notice, to purchase some or all of the Restricted Securities to which the Notice refers at the price per security specified in the Notice (as determined above). The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Purchaser (the "Company Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

                  Within thirty (30) days of receipt of the Company Settlement Notice, the Purchaser must deliver to the Company all certificates or other related documentation for the securities being acquired by the Company which are not already in the Company's custody, together with proper assignments in blank of the Restricted Securities with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Purchaser full cash payment for the Restricted Securities being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall pay for said securities as described above. In the event the Company notifies Purchaser that it is not interested in the purchase of the Restricted Securities or fails to give Purchaser timely notice of its interest, Purchaser shall be free to sell or transfer the Restricted Securities to any third party, subject to the restrictions in this Agreement. The Company may at any time freely assign the Company Option to any third party.

                  Notwithstanding anything to the contrary herein, the Company Option shall not apply with respect to Permitted Sales (as defined below) which (i) to Purchaser's knowledge are not made to any one purchaser (including any Affiliates of such Purchaser, if any) in an amount exceeding the lesser of (x) an aggregate of five million dollars ($5,000,000) in Company securities and (z) 300,000 Shares (the "Maximum Purchase Amount") and
(ii) with respect to which Purchaser has obtained a written agreement from the appropriate broker or representative to allocate no more than the Maximum Purchase Amount to any one purchaser (including any Affiliates of such purchaser, if any). For purposes of this Section 3.3, "Permitted Sales" shall mean sales registered under the Securities Act or pursuant to Rule 144.

                  3.4   MARKET STAND-OFF AGREEMENT.

                  Purchaser hereby agrees that, during the period of duration specified by the Company pursuant to the request of an underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act, Purchaser shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except Common Stock included in such registration (a "Black-Out"); provided, however, the duration of any such Black-Out shall not exceed ninety (90) consecutive days; and provided further that there shall be a minimum of ninety (90) consecutive days per calendar year during which Purchaser shall not be subject to a Black-Out pursuant to this Section 3.4. The foregoing notwithstanding, Purchaser shall not be subject to any Black-Out unless all executive officers and directors (with the exception of any Purchaser Representative or Purchaser Designee) of the Company who own shares of Common Stock of the Company enter into similar agreements and all other holders of registration rights granted by the Company are subject to or obligated to enter into similar agreements providing for such Black-Out.

                                   SECTION 4

                            ADDITIONAL PURCHASE RIGHT

                  4.1 PURCHASE RIGHT. If, prior to the Termination Date (as defined below), the Company sells Qualifying Securities (as defined below), then the Company will offer to Purchaser the right to purchase that number of Qualifying Securities (the "Offered Qualifying Securities") that are necessary to prevent a reduction in Purchaser's percentage ownership of the Company's capital stock, calculated on a fully-diluted basis (assuming full conversion and exercise of all convertible and exercisable securities) immediately prior to the closing (the "Qualifying Closing") of such sale of Qualifying Securities. The Company shall deliver written notice to Purchaser describing the material terms of such Qualifying Securities and the number of Offered Qualifying Securities Purchaser is entitled to purchase 45 days prior to or within fifteen (15) days after the Qualifying Closing (the "Company Notice"). Purchaser shall be permitted to purchase all or any portion of such Offered Qualifying Securities by delivering written notice to the Company of its election to purchase (a "Purchase Election") within thirty (30) days after receipt of the Company Notice, and the closing of the sale of the Offered Qualifying Securities to Purchaser shall occur on the "Purchase Right Settlement Date". For purposes of this Agreement, the Purchase Right Settlement Date shall be the fifth business day following the later to occur of (i) the date of the Qualifying Closing and (ii) the date Purchaser delivers the Purchase Election to the Company. The Company shall notify Purchaser in writing that the Qualifying Closing has taken place (including the date on which the Qualifying Closing took place) no later than three business days prior to the applicable Purchase Right Settlement Date. Neither the Company nor Purchaser will be obligated to effect the sale and purchase of the Offered Qualifying Securities unless the Qualifying Closing shall have occurred. If purchaser makes a Purchase Election, the Qualifying Closing occurs and purchaser nevertheless fails to purchase the Offered Qualifying Securities on the Purchase Right Settlement Date, Purchaser's purchase rights under this Section 4.1 arising out of the sale of the Qualifying Securities sold at such Qualifying Closing shall terminate and be of no further force and effect under this Agreement, unless the reason for such failure to purchase the Offered Qualifying Securities is a breach by the Company of its obligations hereunder. If Purchaser shall elect to purchase any such Offered Qualifying Securities, the Offered Qualifying Securities which it shall have elected to purchase shall be issued and sold to Purchaser on the same terms and conditions and at the same price as the Qualifying Securities are issued and sold to third parties except that (i) if such Qualifying Securities are issued for consideration other than cash, Purchaser shall pay the fair market value thereof, as determined in good faith by the Board of Directors of the Company, in cash, (ii) if such Qualifying Securities are issued in connection with a Non-Standard Issuance of Stock (as defined below) of the Company, then Purchaser shall pay the fair market value of the Offered Qualifying Securities upon the date of purchase as determined in good faith by the Board of Directors of the Company, and (iii) if such Qualifying Securities include securities convertible into or exercisable for any shares of any class of capital stock of the Company, then Purchaser shall be able to purchase Offered Qualifying Securities at fair market value of the respective securities at the date of purchase, as determined in good faith by the Board of Directors of the Company, only upon the exercise of the security by the respective security holder. In the latter case, Company shall provide Purchaser with prompt notice of such exercise, at which time Purchaser shall have thirty (30) days after the date of such notice to make a full cash payment to Company for the Offered Qualifying Securities. If Purchaser fails to make a full cash payment to Company by such date, Purchaser's purchase rights under this Section 4.1 shall terminate and be of no further force and effect under this Agreement.

                  4.2 DEFINITIONS. For purposes of this Section 4, the following terms shall have the following meanings:

                        (a) "Non-Standard Issuance of Stock" of the Company shall mean Qualifying Securities that are (i) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization, including without limitation securities that may in the future be issued in connection with the Company's August 28, 1997 acquisition of Avid Corporation; (ii) securities issued in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iii) securities issued to vendors, customers, licensors or to other persons in similar commercial situations with the Company if such issuance is approved by the Company's Board of Directors, including without limitation securities subject to issuance in connection with that certain License Agreement by and between the Company and Mitsubishi Chemical Corporation, dated June 17, 1997; (iv) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; or (v) securities issued in a firm commitment underwritten public offering pursuant to a registration under the 1933 Act.

                        (b) "Qualifying Securities" shall mean all shares of, or securities convertible into or exercisable for any shares of, any class of capital stock of the Company other than: (i) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Company's Board of Directors; (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date of this Agreement; (iii) securities that may in the future be issued in connection with that certain Rights Agreement by and between the Company and American Stock Transfer & Trust Company, dated February 1, 1999 (the "Rights Agreement"), and (iv) securities issued in connection with any stock split, stock dividend or recapitalization of the Company which does not alter Purchaser's percentage ownership of the voting securities of the Company.

                        (c) "Termination Date" shall mean the first to occur of (i) the date that Purchaser holds less than the Minimum Purchaser Interest, and (ii) the date that Purchaser exercises registration rights pursuant to Section 1 hereof.

                                   SECTION 5

                             COVENANTS OF PURCHASER

                  5.1 TRANSFER RESTRICTION. Purchaser hereby agrees that during the time period commencing as of the Effective Date until the Registration Rights Date (with such time period being referred to as the "Initial Restricted Period"), that neither it nor any affiliate (as defined in Rule 144) (each an "Affiliate") of Purchaser shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any Restricted Securities. For so long as the aggregate number of shares of Common Stock of the Company held by Purchaser exceeds the Minimum Purchaser Interest, Purchaser hereby also agrees that during the time period commencing as of the last day of the Initial Restricted Period until the second anniversary of the Registration Rights Date (with such time period being referred to as the "Follow-On Restricted Period"), that neither it nor any Affiliate shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any of the Restricted Securities at any time during the Follow-On Restricted Period other than in compliance with the volume restrictions then set forth under Rule 144 (even if such volume limitations are not applicable to Purchaser under such rule). In order to enforce the foregoing covenant, the Company may impose legends and/or stop-transfer instructions with respect to the Restricted Securities held by Purchaser (and the Restricted Securities of every other person subject to the foregoing restriction) until the end of such periods. Following the last day of the Follow-On Restricted Period, any restrictions under this Section 5.1 shall terminate and be of no further force and effect.

                  5.2   STANDSTILL PROVISIONS.

                        Except as provided in Section 5.3 below:

                        (a) Commencing as of the Effective Date and through June 30, 2005 (the "Standstill Period"), Purchaser (including all Affiliates) shall not acquire "Beneficial Ownership" (as hereinafter defined) of any additional shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally, from the Company or any other person or entity, if after giving effect to such acquisition of additional shares, the total Beneficial Ownership of Purchaser (together with all of its Affiliates) shall be greater than twenty one percent (21%) (the "Beneficial Ownership Limitation") of the Company's total Common Stock from time to time outstanding without the prior written consent of the Company, which consent may be withheld in its sole discretion; PROVIDED, HOWEVER, that in no event shall the Company's sale or issuance to Purchaser of Restricted Securities constitute a violation of this Section 5.2 .

                       (b) It shall not be a violation of the prohibition contained in Section 5.2(a) if Purchaser or any of its Affiliates shall exceed the Beneficial Ownership Limitation solely as a result of an acquisition or retirement of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock Beneficially Owned by Purchaser or any of its Affiliates, provided that Purchaser and its Affiliates do not thereafter acquire Beneficial Ownership of additional shares of Common Stock while still exceeding the Beneficial Ownership Limitation.

                        (c) Beneficial Ownership by Purchaser's benefit plans or any of Purchaser's Affiliates' benefit plans that are maintained for Purchaser's employees or Purchaser's Affiliates' employees of up to an aggregate of two percent (2%) of the total outstanding shares of Common Stock from time to time outstanding shall not be considered to constitute Beneficial Ownership by Purchaser and shall be excluded from the calculation of the Beneficial Ownership Limitation.

                        (d) During the Standstill Period, neither Purchaser nor any Affiliate shall (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any stockholder proposal or (ii) deposit any securities of the Company having the right to vote generally in any election of directors of the Company ("Voting Stock") into a voting trust or subject any shares of Voting Stock to any arrangement or agreement with respect to the voting of such securities or (iii) form, join or in any way participate in or otherwise encourage the formation of a "13D Group" (as defined below) with respect to any securities of the Company.

                        (e) During the Standstill Period, the Company shall notify Purchaser in writing within forty-eight (48) hours in the event that the Company becomes aware that any person or 13D Group has acquired Beneficial Ownership of shares of Common Stock representing 5% or more of the then total outstanding shares of Common Stock.

                  5.3   TOLLING; TERMINATION UPON CERTAIN EVENTS.
Notwithstanding the foregoing, in the event that:

                        (a) a "Person" (as defined below) has taken all steps legally required to commence a formal tender offer, or has publicly announced its intention to commence a formal tender offer; or

                        (b) the Board of Directors of the Company has made a decision to dispose of all or substantially all of the assets of the Company, or to merge or consolidate with another entity (other than a merger or consolidation effected for tax purposes or to change the domicile of the Company to any state in the United States) (an event described in either 5.3(a) or (b) shall be a "Tolling Event") then:

                             (i)  the Company shall immediately notify
Purchaser in writing of the occurrence of such Tolling Event and the facts and circumstances of such Tolling Event (a "Tolling Notice"); and

                            (ii)  Section 5.2 shall toll and have no force
and effect beginning immediately upon the occurrence of such Tolling Event (whether or not Purchaser has received a Tolling Notice) and ending on the Reset Date. The "Reset Date" shall be (A) if Purchaser has not commenced a formal tender offer or has not participated directly in the "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) for a business combination transaction involving the Company during the pendency of such Tolling Event, the date that the Company notifies Purchaser in writing that such Tolling Event has been terminated or abandoned (a "Termination Notice"); and (B) if Purchaser has commenced a formal tender offer or has participated directly in the "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) for a business combination transaction involving the Company (such commencement or participation referred to herein as a "Purchaser Proposal") prior to receipt by Purchaser of a Termination Notice, the date that is the earlier of (x) six
(6) months following the date of Purchaser's receipt of a Termination Notice and (y) the date Purchaser withdraws or ceases to actively pursue any Purchaser Proposal.

On the Reset Date, Section 5.2 shall immediately apply to Purchaser and its Affiliates with full force and effect, except that the Beneficial Ownership Limitation shall be adjusted to equal Purchaser's Beneficial Ownership interest as of the Reset Date. Notwithstanding anything to the contrary in this Agreement, except as specifically provided in Section 7 of this Agreement nothing in this Agreement shall be deemed to be a waiver of any of the Company's rights under the Rights Agreement, which shall at all times remain in full force and effect.

                  5.4   DEFINITIONS.

                        (a) A Person, Purchaser or an Affiliate shall be deemed to be the "Beneficial Owner" of or to have acquired "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

                             (i)  which such Person or any such Person's
Affiliates beneficially owns, directly or indirectly;

                            (ii)  which such Person or any of such Person's
Affiliates has (A) the right to acquire, exercisable immediately, pursuant to any agreement, arrangement or understanding (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights or exchange rights, warrants or options or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii)  which are beneficially owned, directly or
indirectly, by any other Person with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 5.4(a)(ii)(B)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially under Rule 13d-3 of the Exchange Act.

                        (b)  "Person" as used herein shall mean any
individual, corporation, partnership, firm, association, unincorporated organization, joint venture, trust or other entity, and shall include any successor (by merger or otherwise) of such entity, or any of the foregoing acting together as a group, but shall specifically exclude Purchaser (or any Affiliate of Purchaser or any 13D Group of which Purchaser is a member).

                        (c) "Restricted Securities" as used herein shall mean the Shares and any Offered Qualifying Securities issued to Purchaser, as well as any securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or replacement of such Shares or Offered Qualifying Securities.

                        (d) "13D Group" as used herein shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock, which would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof), to file a statement on Schedule 13D with the SEC as a "person" within the meaning of
Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

                                   SECTION 6

              NOMINATION FOR ELECTION TO COMPANY BOARD OF DIRECTORS

                  6.1 INITIAL BOARD DESIGNEE. Promptly following the Effective Date, the Company shall (i) increase to eight the number of members constituting the Board of Directors of the Company and (ii) nominate and support for election to the Company's Board of Directors an individual designated to the Company in writing by Purchaser on or before the Effective Date (the "Purchaser Representative"), to the class of directors whose term expires at the 2002 annual meeting of stockholders of the Company, to fill the vacancy resulting from the expansion of the Board of Directors.

                  6.2   CONTINUING RIGHTS.

                        (a) From and after the Effective Date, subject to the terms and conditions of this Section 6, upon the request of Purchaser, the Company shall use its reasonable efforts to cause its Board of Directors to nominate and support for election such number of individuals designated in writing by Purchaser ("Purchaser Designees"), if any, which together with the Purchaser Representative does not exceed the "Permitted Number of Purchaser Representatives," as defined in Section 6.2 (b) hereof. Notwithstanding the foregoing, the Company shall have no obligation under this Section 6 with respect to any Purchaser Designee or Purchaser Representative who is not approved by the Company's Board of Directors to serve on the Company's Board of Directors, which approval shall not be unreasonably withheld. Should a Purchaser Representative or Purchaser Designee be approved by the Company's Board of Directors, the Company hereby agrees that, with the exception of any matters or materials addressing matters which in the good faith judgment of the Company's Board of Directors (excluding any Purchaser Representative or Purchaser Designee) may give rise to a potential or actual conflict of interest, during the tenure of such Purchaser Representative's or Purchaser Designee's service on the Company's Board, such Purchaser Representative or Purchaser Designee shall be included in all Board meetings in which all other non-executive members of the Company's Board are invited to attend in person or by telephone and shall be provided with all copies of materials, whether in paper, electronic or other format, that are provided to all other non-executive members of the Company's Board.

                        (b) For purposes of this Section 6 the "Permitted Number of Purchaser Representatives" shall equal the greater of (a) the product rounded to the nearest whole number of (x) the total number of board seats constituting the Company's Board of Directors and (y) the percentage of the total number of outstanding shares of the Common Stock of the Company held by Purchaser (assuming the full conversion and exercise of all convertible and exercisable securities of the Company), and (b) one. When rounding to the nearest whole number, the parties shall round down for fractions greater than zero but less than one-half and shall round up for fractions equal to or greater than one-half but less than one. If at any time the total number of Purchaser Designees and Purchaser Representatives serving on the Company's Board of Directors exceeds the Permitted Number of Purchaser Representatives, Purchaser shall promptly take all appropriate action to cause to resign that number of Purchaser Designees or Purchaser Representatives as is required to make the remaining number of Purchaser Representatives and Purchaser Designees conform to this Section 6.2 (b).

                        (c) Subject to the conditions set forth herein, Purchaser shall have the right to designate any replacement for a Purchaser Representative or Purchaser Designee, upon the death, resignation, retirement, disqualification or removal from office for other cause of such director. Such replacement must conform to the standards and conditions set forth in this Section 6.

                        (d) Any and all of the Company's obligations pursuant to this Section 6 shall terminate on the date when the aggregate number of shares of Common Stock of the Company held by Purchaser is less than the Minimum Purchaser Interest. At such time of termination of the Company's obligations under this Section 6, Purchaser shall promptly take all appropriate action to cause to resign all Purchaser Representatives and Purchaser Designees constituting the Company's Board of Directors at such time.

                                    SECTION 7

                                 NO RESTRICTIONS

                  7.1   RIGHTS AGREEMENT.

                        (a) From the Effective Date up until such time as Purchaser holds less than the Minimum Purchaser Interest, the Company will take all necessary steps to ensure that neither Purchaser nor any of its U.S. wholly-owned subsidiaries, will be deemed to be an Acquiring Person (as defined in the Rights Agreement), that the Distribution Date (as defined in the Rights Agreement) will not be deemed to occur and that the Rights (as defined in the Rights Agreement) will not separate from the Common Stock as a result of entering into this Agreement, the Stock Purchase Agreement or any of the Related Agreements (as defined in the Stock Purchase Agreement) or the consummation of the transactions contemplated hereby or thereby (other than any purchases permitted under Section 5.3 hereof or otherwise which cause Purchaser's Beneficial Ownership of shares of Common Stock to exceed 21% of the total shares of Common Stock of the Company outstanding from time to time hereafter) or as a result of the acquisition by Purchaser of Beneficial Ownership of shares of Common Stock not exceeding twenty-one percent (21%) of the total shares of Common Stock outstanding from time to time hereafter.

                        (b) From the Effective Date up until such time as Purchaser holds less than the Minimum Purchaser Interest, the Company will not amend, interpret or enforce the Rights Agreement or adopt any new stockholder rights agreement or similar agreement, plan or measure, if such amendment, interpretation, enforcement or adoption would prevent Purchaser or any of its U.S. wholly-owned subsidiaries from acquiring or holding Beneficial Ownership of shares of Common Stock not exceeding twenty-one percent (21%) of the total shares of Common Stock outstanding from time to time hereafter.

                        (c) For the period commencing as of the date of this Agreement and ending on the earlier of (x) the Effective Date and (y) termination of this Agreement (the "Interim Period"), neither Purchaser nor its U.S. wholly-owned subsidiaries shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) will not be deemed to occur and the Rights (as defined in the Rights Agreement) will not separate from the Common Stock as a result solely of Purchaser entering into this Agreement and being deemed the Beneficial Owner (as defined in the Rights

Agreement) of the Shares; provided that Purchaser does not become the Beneficial Owner of any securities of the Company in addition to the Shares during the Interim Period.

                                    SECTION 8

                                  MISCELLANEOUS

                  8.1 WAIVERS AND AMENDMENTS. The terms of this Agreement may be waived or amended only with the written consent of the Company and Purchaser.

                  8.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.

                  8.3 DISPUTE RESOLUTION. The parties hereto agree that any disputes which may arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder shall be resolved in accordance with the ADR provisions contained in Exhibit 8.3 hereto (the "ADR Provisions"), except that either party may seek judicial relief or enforcement to pursue equitable remedies not addressed by the ADR Provisions, including without limitation specific performance or injunctive relief, to pursue a claim of fraudulent or otherwise inequitable treatment under the ADR proceedings or to otherwise enforce a judgment under the ADR proceedings.

                  8.4 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties to this Agreement. Notwithstanding the foregoing, neither party shall assign this Agreement without the prior written consent of the other party, except that (i) Purchaser may assign this Agreement to any direct or indirect wholly-owned domestic (i.e., incorporated in a state in the U.S.) subsidiary of Purchaser provided, however, that no such assignment shall relieve or limit Purchaser's obligations hereunder, and (ii) this Agreement may be assigned by either party without such prior written consent to any entity that acquires all or substantially all of its business, whether by merger, consolidation, sale of assets or other similar transaction.

                  8.5 ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the Related Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Upon the Effective Date, this Agreement shall completely supersede the Confidentiality Agreement dated October 28, 1998, as amended on May 20, 1999 ("Confidentiality Agreement"), between the Company and Purchaser, which shall as of the Effective Date be of no further force and effect. The Confidentiality Agreement shall remain in full force and effect through the earlier of: (i) the Effective Date, and (ii) the date the Confidentiality Agreement expires or terminates pursuant to the terms thereof. The parties hereto hereby agree to maintain as confidential the existence and terms of this Agreement unless written consent is obtained by the other regarding the proposed disclosure. Notwithstanding the foregoing, should disclosure be otherwise required by law or by any regulatory agency, the parties hereby agree to cooperate in good faith to limit disclosure to a mutually agreeable extent and to obtain confidential treatment or a protective order.

                  8.6 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by facsimile, overnight delivery service or registered or certified United States mail, addressed to the Company or the

Purchaser, as the case may be, at their respective addresses set forth below, or at such other address as the Company or the Purchaser shall have furnished to the other party in writing:

         If to the Company:

                  Triangle Pharmaceuticals, Inc.
                  4 University Place
                  4611 University Drive
                  Durham, North Carolina 27707
                  Telephone:  919-493-5980
                  Facsimile:  919-493-5925
                  Attention:  Chief Executive Officer and
                              General Counsel

         Copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 West "C" Street
                  Suite 1200
                  San Diego, CA 92101
                  Attention:  John Denniston

         If to the Purchaser:

                  Abbott  Laboratories
                  Dept. 309; Bldg. AP30
                  200 Abbott Park Road
                  Abbott Park, IL 60064
                  Telephone:  (847) 938-6863
                  Facsimile:  (847) 938-5383
                  Attention:  Senior Vice President, Pharmaceutical
                              Operations and
                              Senior Vice President, International Operations

         Copy to:

                  General Counsel
                  Abbott Laboratories
                  Dept. 364; Building AP6D
                  100 Abbott Park Road
                  Abbott Park, IL  60064
                  Telephone: (847) 937-8906
                  Facsimile:  (847) 938-6277

                  All notices and other communications shall be effective upon actual receipt thereof by the person to whom notice is directed.

                  8.7 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  8.9 EXPENSES. Except as set forth in the ADR Provisions and Section 8.12 hereof, the Company and Purchaser shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel; provided, however, that the Company and Purchaser shall share equally the fee(s) required to be paid in connection with the filing(s) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated by this Agreement and the other Triangle-Abbott Alliance Agreements.

                  8.10 NO THIRD PARTY RIGHTS. Except where expressly provided to the contrary, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party of this Agreement.

                  8.11 SEC RULE CHANGES. To the extent necessary to give effect to the agreements and understandings of the parties set forth in this Agreement, any reference in this Agreement to any forms, rules, regulations or procedures of the SEC or any provision of the Securities Act or the Exchange Act existing as of the date of this Agreement shall be deemed to refer to any modifying, supplementing or succeeding rules, regulations, procedures or provisions as may exist from time to time after the date of this Agreement.

                  8.12 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.13  TERMINATION.

                        (a) OUTSIDE DATE. If the Effective Date has not occurred within ninety (90) days from the execution of this Agreement (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement or any of the other Triangle-Abbott Alliance Agreements (as defined in the Collaboration Agreement)) or such later date as the parties hereto may agree, either party may terminate this Agreement by written notice to the other.

                        (b) TERMINATION OF COLLABORATION AGREEMENT. This Agreement is subject to termination upon termination of the Collaboration Agreement pursuant to the terms of Sections 16.5(b) and 16.5(c) of the Collaboration Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  The foregoing agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    TRIANGLE PHARMACEUTICALS, INC., a
                                    Delaware corporation

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________


                                    "PURCHASER"

                                    ABBOTT LABORATORIES, an Illinois
                                    corporation

                                    Name:  ____________________________________

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________

                                                                      Exhibit A


                                    SYMBOL

                      REGISTRATION STATEMENT QUESTIONNAIRE

                  In connection with the preparation of the Registration Statement, please provide us with the following information regarding Purchaser.

                  1. Please state your organization's name exactly as it should appear in the Registration Statement:

                  2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                  _________   Yes             _________   No

      If yes, please indicate the nature of any such relationships below:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                                                      Exhibit B


                                    SYMBOL

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:      _____________________________
         _____________________________
         _____________________________

         Attention:  [__________]

                  The undersigned, Purchaser or an officer of, or other person duly authorized by, Purchaser, hereby certifies that __________________ ___________________________________ was Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about ________ either (i) in accordance with the registration statement, file number [__________], in which case Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), in which case Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

         Name of Purchaser:       ____________________________________________

         Name of Individual
         representing  Purchaser
         (if an Institution):     ____________________________________________

         Title of Individual
         representing Purchaser
         (if an Institution):     ____________________________________________

         Signature by:            ____________________________________________

         Purchaser or Individual
         representing Purchaser:  ____________________________________________